May 18, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	MULTI-LINK TELECOMMUNICATIONS, INC.
File No. 0-26013

Ladies and Gentlemen:

We were previously principal accountants for MULTI-LINK TELECOMMUNICATIONS, INC. (“Multi-Link”) and, under the date of December 22, 2005, we reported on the financial statements of Multi-Link as of and for the year ended September 30, 2005. On May 16, 2006, we were notified by Multi-Link that we were dismissed as their auditors. We have read Multi-Link’s statements included under Item 4.01(a) of its Form 8-K expected to be filed on or about May 18, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with Multi-Link’s statement that during the two most recent fiscal years ended September 30, 2005, and the subsequent interim period prior to Jaspers + Hall, PC’s dismissal, Multi-Link did not consult with other auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ Jaspers + Hall, PC
Jaspers + Hall, PC